As filed with the Securities and Exchange Commission on April 11, 2008

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0487658
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Corcept Therapeutics Incorporated

275 Middlefield Road, Suite A

Menlo Park, California 94025

(Address of Principal Executive Offices including Zip Code)

2004 Equity Incentive Plan

(Full Title of the Plan)

Copy to:

Alan C. Mendelson, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 463-4693

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large Accelerated Filer ☐ Non-accelerated filer ☐. (Do not check if a smaller reporting Company)	Accelerated Filer ☐ Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2004 Equity Incentive Plan Common Stock, par value $0.001 per share:	2,213,554	$ 3.45	$7,636,761	$ 300.12

(1)

This registration statement shall also cover any additional shares of common stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on April 9, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

On June 3, 2004 we filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-116127) relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our 2000 Stock Option Plan and 2004 Equity Incentive Plan (the “2004 Plan”), and, with the exception of Item 5, the contents of such prior registration statement is incorporated by reference in this registration statement. We are hereby registering an additional 2,213,554 shares of our common stock, par value $0.001 per share, issuable under our 2004 Plan.

INCORPORATION BY REFERENCE

This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed June 3, 2004 (File No. 333-116127);

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008;

•

Current Reports on Form 8-K, filed on March 20, 2008, March 28, 2008 (with respect to Items 1.01, 3.02, 8.01, and 9.01) and March 28, 2008 (with respect to Item 8.01 and exhibit 99.2 thereto, but not with respect to Item 2.02 or exhibit 99.1 thereto); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 12, 2004.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins, LLP, Menlo Park, California. As of the date of this registration statement, Latham & Watkins LLP and certain attorneys in the Firm who have rendered, and will continue to render, legal services to the Company, own shares of our common stock and warrants exercisable for shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this registration statement.

Item 8.	Exhibits.

Exhibit Number

4.1(1)	Corcept Therapeutics Incorporated 2004 Equity Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) initially filed by the registrant with the SEC on February 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on April 10, 2008.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D., Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each persons whose signature appears below hereby constitutes and appoints Joseph K. Belanoff and Anne LeDoux, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOSEPH K. BELANOFF Joseph K. Belanoff, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2008

/s/ ANNE M. LEDOUX Anne M. LeDoux	Vice President, Controller (Principal Financial and Accounting Officer)	April 10, 2008

/s/ JAMES N. WILSON James N. Wilson	Director and Chairman of the Board of Directors	April 10, 2008

/s/ ALLEN ANDERSSON Allen Andersson	Director	April 10, 2008

/s/ G. LEONARD BAKER, JR. G. Leonard Baker, Jr.	Director	April 10, 2008

/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Director	April 10, 2008

/s/ PATRICK G. ENRIGHT Patrick G. Enright	Director	April 10, 2008

/s/ JAMES A. HARPER James A. Harper	Director	April 10, 2008

/s/ DAVID L. MAHONEY David L. Mahoney	Director	April 10, 2008

/s/ ALIX MARDUEL, M. D. Alix Marduel, M. D.	Director	April 10, 2008

David B. Singer	Director

Exhibit Index

Exhibit Number

4.1(1)	Corcept Therapeutics Incorporated 2004 Equity Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) initially filed by the registrant with the SEC on February 10, 2004.